Exhibit 10.31

FIRST AMENDMENT TO
SECURED COGNOVIT PROMISSORY NOTE

This First Amendment to Secured Cognovit Promissory Note (this “First Amendment”), dated as of December 1, 2020 (the “First Amendment Date”), is entered into by and between HOF Village Newco, LLC, a Delaware limited liability company (“Newco”), HOF Village Hotel II, LLC, a Delaware limited liability company (“Hotel II”; each of Newco and Hotel II is referred to herein as a “Maker,” and they are together referred to herein as “Makers”), and JKP Financial, LLC, a Delaware limited liability company (together with its successors and assigns, “Holder”).

RECITALS

A. Makers are indebted to Holder pursuant to that certain Secured Cognovit Promissory Note, dated as of June 19, 2020, originally executed by Hotel II and by HOF Village, LLC, a Delaware limited liability company (“HOFV”), in favor of Holder, as assigned by HOFV to Newco pursuant to that certain Contribution Agreement dated as of June 30, 2020, by and between HOFV and Newco (as so assigned, and as it may further be amended, restated, supplemented or otherwise modified from time to time, the “JKP Promissory Note”). Capitalized terms used in this First Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the JKP Promissory Note.

B. The JKP Promissory Note is secured by that certain Pledge Agreement, dated as of June 19, 2020, originally executed by HOFV in favor of Holder, as assigned by HOFV to Newco pursuant to the Contribution Agreement referred to in Recital A.

C. Makers wish to make certain revisions to the JKP Promissory Note in accordance with the terms of this First Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and the other agreements and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Incorporation of Recitals. The foregoing Recitals are hereby incorporated into and made a part of this First Amendment by this reference.

2. Term of Note. Paragraph 1 of the JKP Promissory Note shall be deleted in its entirety and replaced with the following:

“1. Term. The term (the “Term”) of this Secured Cognovit Promissory Note (as it may be modified, amended, renewed, extended, restated, and/or replaced time to time, this “Note”) shall commence on the date set forth above and shall terminate on the earlier to occur of (i) December 2, 2021, and (ii) the date on which all obligations of Makers under the Term Loan Agreement (as hereinafter defined) and the related loan documents have been paid and satisfied in full (such earlier date, the “Maturity”). At Maturity, the entire unpaid principal balance of this Note, together with any accrued and unpaid interest thereon, shall be all due and payable. For purposes hereof, the term “Term Loan Agreement” means that certain Term Loan Agreement, dated as of December 1, 2020, by and among Hall of Fame Resort & Entertainment Company, a Delaware corporation, and the other persons signatory thereto (as borrowers), the lenders party thereto (as lenders), and Aquarian Credit Funding, LLC, as Administrative Agent.”

3. Effect of First Amendment. Except as specifically amended by this First Amendment, all of the terms and conditions of the JKP Promissory Note are ratified and affirmed, and remain in full force and effect. In the event of any conflict between the terms of this First Amendment and the terms of the JKP Promissory Note, the terms of this First Amendment shall prevail.

4. Counterparts and Electronic Signatures. This First Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same First Amendment. Any party shall be entitled to sign and transmit an electronic signature of this First Amendment (by facsimile, email, .pdf file, or other electronic transmission). This First Amendment will be binding upon full execution by both Makers and Holder. Any party that provides an electronic signature to this First Amendment agrees to promptly execute and deliver to the other parties, upon request, an original signed First Amendment.

5. Entire Agreement. This First Amendment contains the entire understanding and agreement between the parties relating to the matters covered hereby and supersedes all prior or contemporaneous negotiations, arrangements, agreements, understandings, representations, and statements, whether oral or written, with respect to the matters covered hereby, all of which are merged herein and shall be of no further force or effect.

6. Authority. Each of the Makers and Holder hereby represents and warrants to the other party that (a) such party has the legal right, power and authority to enter into this First Amendment, (b) the execution, delivery, and performance of this First Amendment have been duly authorized by such party, (c) the person signing this First Amendment on behalf of such party has obtained the requisite corporate, limited liability company, or other authority to execute this First Amendment on behalf of such party, and (d) no other action is requisite to the valid and binding execution, delivery, and performance of the JKP Promissory Note (as modified by this First Amendment) by such party.

7. Confession of Judgment. To the extent permitted by applicable law, Makers, and any endorser of the JKP Promissory Note, authorize any attorney-at-law to appear in any state or federal court of record in the State of Ohio or any other state of the United States at any time after the JKP Promissory Note is due, whether by acceleration or otherwise, and to waive the issuing and service of process and confess a judgment in favor of the legal holder of the JKP Promissory Note against Makers and any endorsers, or either or any one or more of them, for the amount then due under the JKP Promissory Note, together with costs of suit and to release all errors and waive all right of appeal.

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IN WITNESS WHEREOF, Makers and Holder have duly executed this First Amendment at Canton, Stark County, Ohio as of the First Amendment Date first above written.

Makers:

WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

HOF VILLAGE NEWCO, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
Name: Michael Crawford
Title: Chief Executive Officer

WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

HOF VILLAGE HOTEL II, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
Name: Michael Crawford
Title: Chief Executive Officer

Holder:

JKP FINANCIAL, LLC,
a Delaware limited liability company

By:	/s/ John A. Mase
Name: John A. Mase
Title: Authorized Representative

[End of signatures]

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